Exhibit 99.1

macy's inc.

Contacts:

Media - Jim Sluzewski

               513/579-7764

Investor – Matt Stautberg

   513/579-7780

FOR IMMEDIATE RELEASE

STARBUCKS EXECUTIVE, ANNIE YOUNG-SCRIVNER,

JOINS MACY'S, INC. BOARD OF DIRECTORS

CINCINNATI, Ohio, June 23, 2014 – Annie Young-Scrivner, executive vice president of Starbucks Coffee Company and president of its Teavana business, has been elected to the Macy's, Inc. board of directors, effective today.

“Annie Young-Scrivner is an extraordinarily talented executive and business leader with an impressive track record of success in marketing, brand-building and innovation on a regional, national and international level. She will be a significant asset to our company, given the important role that our directors play in guiding the company's strategic direction in satisfying emerging consumer demand,” said Terry J. Lundgren, Macy's, Inc. chairman and chief executive officer. “Most striking is Young-Scrivner's consistent level of achievement in driving business results in every step of her career. At Macy's, she will be part of an unusually diverse board that keenly understands the dynamic customer marketplace served by our omnichannel brands. Moreover, we expect she will be an inspiration to the talented individuals who are advancing through the ranks of leadership at Macy's and Bloomingdale's.”

The addition of Young-Scrivner brings the size of Macy's, Inc.'s board of directors to 11 members. Of the 10 independent directors, five are women.

In February 2014, Young-Scrivner, 45, was named president of Teavana, a rapidly growing tea retailer acquired by Starbucks a year ago, with more than 350 stores in the U.S., Canada, Mexico and the Middle East. Young-Scrivner has served in several of the company's key leadership roles since 2009, including president, Starbucks Canada; president, Tazo Tea, and as Starbucks global chief marketing officer.

From 1990 through 2009, Young-Scrivner rose quickly through the ranks of PepsiCo, Inc., starting as a sales and marketing intern at Frito-Lay and advancing to roles that included vice president and general manager of PepsiCo's Target team, chairman and region president for PepsiCo Foods in Greater China (based in Shanghai), and chief marketing officer and head of sales for Quaker Foods and Snacks Division.

Young-Scrivner was born in Taiwan to Chinese parents. Her family immigrated to the United States when she was age 7. Young-Scrivner's first job while in college was as a sales associate at The Bon Marche department store in Seattle, which today is part of Macy's.

Young-Scrivner earned her bachelor's degree in Business Administration from the University of Washington in 1991, and her MBA from the University of Minnesota in 2003. She has continued her executive education at Yale, Darden School of Business, and the International Institute for Management Development (IMD) Business School in Switzerland. She and her family live in Seattle, WA.

Macy's, Inc., with corporate offices in Cincinnati and New York, is one of the nation's premier retailers, with fiscal 2013 sales of $27.931 billion. The company operates about 840 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy's and Bloomingdale's, as well as the macys.com and bloomingdales.com websites. The company also operates 13 Bloomingdale's Outlet stores. Bloomingdale's in Dubai is operated by Al Tayer Group LLC under a license agreement.

All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy's management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including conditions to, or changes in the timing of, proposed transactions, prevailing interest rates and non-recurring charges, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet, mail-order catalogs and television shopping and general consumer spending levels, including the impact of the availability and level of consumer debt, the effect of weather and other factors identified in documents filed by the company with the Securities and Exchange Commission. In light of these risks and uncertainties, readers are cautioned not to place undue reliance on forward-looking statements. Except as may be required by applicable law, Macy's disclaims any obligation to update its forward-looking statements for any reason.

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(NOTE: Additional information on Macy's, Inc., including past news releases, is available at www.macysinc.com/pressroom).